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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                EXHIBIT 10 (O.1)

                        ACTIVE LINK COMMUNICATIONS, INC.
                             1840 CENTRE POINT CIR.
                              NAPERVILLE, IL 60563

October 1, 2002



Mr. Steven Scott
27 Mill Farm Rd.
Stoughton, MA  02072

Dear Mr. Scott:

This letter agreement (Agreement) will confirm the understanding and agreement between Mobility Concepts, Inc. (Company or ACVE), and Steven Scott (Scott) as follows:

      1. The Company hereby engages Scott to provide the Company the strategic services set forth on Schedule I and Scott hereby accepts the engagement.

      2. As compensation for the strategic services rendered by Scott hereunder and described in Schedule I, the Company hereby issues to Scott an initial retainer of $5000, Monthly payments of $3000 due the first of each month thereafter, and 1,000,000 shares of ACVE common stock as follows:

            (a) 500,000 shares on October 25, 2002 for work performed from October 1, 2002 through October 25, 2002. Half of these shares shall have piggy back registration rights.

            (b) 150,000 shares on December 1, 2002 for work performed through November 30, 2002

            (c) 150,000 shares on January 1, 2003 for work performed through December 31, 2002

            (d) 100,000 s February 1,2003 for work performed through January 31,2003,and 100,000 shares on March 1, 2003 for work done through February 28, 2003.

      3. The Company will reimburse Scott, upon request, for his reasonable expenses (including, travel expenses and professional and legal fees) incurred in connection with its engagement hereunder. Scott agrees not to incur reimbursable expenses on behalf of the Company without prior approval by the Company.

      4. Except as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Scott will keep confidential all material non-public information provided to it by the Company, and will not disclose such information to any third party, other than its employees and advisors that are involved in providing services to the Company hereunder.

      5. This agreement may be canceled by the Company at any time, with 30 days notice to Scott. It may also be canceled with notice should Scott engage in any Illegal activity in regard to his representation of the Company.
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If the foregoing correctly sets forth the understanding and agreement between
Scott and the Company, please so indicate in the space provided for that purpose below, whereupon this letter will constitute a binding agreement as of the date hereof.

                                    Active Link Communications, Inc.

                                      By: ______________________________________
                                      Timothy A. Ells, Chief Executive Officer

                                      Date:_____________________________________
AGREED:

Steven E. Scott.

By: ______________________________________

Date: _____________________________________